Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements and schedules of Iron Mountain Incorporated and Safesite Records Management Corporation, and the audited historical financial statements of Mohawk Business Record Storage, Inc., and to all references to our Firm included in or made a part of this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
Minneapolis, Minnesota
May 7, 1997